As filed with the Securities and Exchange Commission on December 11, 2020

Registration No. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-3

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

Marrone Bio Innovations, Inc.

(Exact name of registrant as specified in its charter)

Delaware	20-5137161
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

1540 Drew Avenue

Davis, California 95618

(530) 750-2800

(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

Kevin Helash

Chief Executive Officer

Marrone Bio Innovations, Inc.

1540 Drew Avenue

Davis, California 95618

(530) 750-2800

(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copy to:

Alfredo B. D. Silva

Morrison & Foerster LLP

425 Market Street

San Francisco, California 94105

(415) 268-7000

Approximate date of commencement of proposed sale to the public: From time to time after the effective date of this registration statement.

If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box: [  ]

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box: [X]

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [  ]

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [  ]

If this Form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, please check the following box. [  ]

If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box. [  ]

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	[ ]	Accelerated filer	[X]
Non-accelerated filer	[ ] (Do not check if a smaller reporting company)	Smaller reporting company	[X]
Emerging growth company	[ ]

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of Securities Act. [  ]

CALCULATION OF REGISTRATION FEE
Title of Each Class of Securities to be Registered (1)	Amount to be Registered (1)	Proposed Maximum Offering Price Per Share (2)	Proposed Maximum Aggregate Offering Price (2)	Amount of Registration Fee (2)
Common Stock, par value $0.00001 per share	29,881,855	$1.24	$37,053,500.20	$4,043
Total	29,881,855	$1.24	$37,053,500.20	$4,043

(1)	Includes (i) 6,106,646 shares of the Registrant’s common stock and (ii) 23,775,209 shares of the Registrant’s common stock issuable upon exercise of warrants to purchase shares of the Registrant’s common stock. Pursuant to Rule 416(a) under the Securities Act of 1933, as amended (the “Securities Act”), this Registration Statement shall also cover an indeterminate amount and number of each identified class of the identified securities as may be issued upon conversion, exchange, exercise or settlement of any other securities that provide for such conversion, exchange, exercise or settlement.

(2)	Estimated in accordance with Rule 457(c) under the Securities Act solely for the purpose of calculating the registration fee on the basis of $1.24, the average of the high and low prices of the Registrant’s common stock as reported on the Nasdaq Capital Market on December 7, 2020.

The registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933, as amended, or until the Registration Statement shall become effective on such date as the Securities and Exchange Commission, acting pursuant to said Section 8(a), may determine.

The information in this prospectus is not complete and may be changed. We may not sell these securities until the registration statement filed with the Securities and Exchange Commission is effective. This prospectus is not an offer to sell these securities, and we are not soliciting offers to buy these securities, in any state or other jurisdiction where the offer or sale is not permitted.

SUBJECT TO COMPLETION, DATED DECEMBER 11, 2020

29,881,855 Shares

Common Stock

This prospectus relates to the possible resale or other disposition, from time to time, of up to 29,881,855 shares of our common stock previously issued and issuable upon exercise of warrants to purchase shares of our common stock by the selling stockholders named in this prospectus or in supplements to this prospectus. See “Selling Stockholders.” We are registering the applicable shares of our common stock to provide the selling stockholders with freely tradable securities. The registration of the shares of our common stock covered by this prospectus does not necessarily mean that any shares of our common stock will be sold by any of the selling stockholders, and we cannot predict when or in what amounts any of the selling stockholders may sell any of our shares of common stock offered by this prospectus. The prices at which the selling stockholders may sell the shares of our common stock will be determined by prevailing market prices or at prices that may be obtained in negotiated transactions. We are filing the registration statement of which this prospectus is a part pursuant to contractual obligations that exist with the selling stockholders, as described in more detail in this prospectus under “About MBI—Private Placement and Related Transactions.”

We are not selling any shares of our common stock under this prospectus and will not receive any proceeds from any sale or disposition by the selling stockholders of the shares of our common stock covered by this prospectus. However, we will receive proceeds in connection with the applicable exercise price of the warrants to purchase shares of our common stock, unless any of such warrants will be exercised via cashless exercise to the extent provided for in the applicable warrant. In addition, we have agreed to pay all fees and expenses incident to our contractual obligations to register the shares of our common stock. The selling stockholders from time to time may offer and sell the shares of our common stock held by them directly or through one or more underwriters, broker-dealers or agents on terms to be determined at the time of sale, as described in more detail in this prospectus under “Plan of Distribution.” No shares of our common stock may be sold without delivery of this prospectus describing the method and terms of the offering of such shares.

Our common stock trades on the Nasdaq Capital Market, or Nasdaq, under the symbol “MBII.” On December 10, 2020, the last reported sale price of our common stock on Nasdaq was $1.34 per share.

INVESTING IN OUR SECURITIES INVOLVES A HIGH DEGREE OF RISK. YOU SHOULD CAREFULLY READ AND CONSIDER THE RISK FACTORS DESCRIBED IN THIS PROSPECTUS AND IN THE DOCUMENTS INCORPORATED BY REFERENCE INTO THIS PROSPECTUS. SEE “RISK FACTORS” ON PAGE 4 BEFORE MAKING A DECISION TO INVEST IN OUR SECURITIES.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the adequacy or accuracy of this prospectus. Any representation to the contrary is a criminal offense.

The date of this prospectus is           , 2020

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About This Prospectus

This prospectus is part of a registration statement that we filed with the Securities and Exchange Commission, or SEC, using a “shelf” registration process. Under this shelf registration process, the selling stockholders named in this prospectus may sell up to 29,881,855 shares of our common stock previously issued and issuable upon exercise of warrants to purchase shares of our common stock from time to time.

This prospectus provides you with a general description of the securities we may offer. Each time the selling stockholders sell shares of our common stock, we or the selling stockholders will provide a prospectus and any prospectus supplement containing specific information about the terms of the applicable offering, as required by applicable law. The prospectus supplement may also add, update or change information in this prospectus or in documents incorporated by reference in this prospectus. To the extent that any statement that we or the selling stockholders make in a prospectus supplement is inconsistent with statements made in this prospectus or in documents incorporated by reference in this prospectus, the statements made or incorporated by reference in this prospectus will be deemed modified or superseded by those made in the prospectus supplement. You should carefully read both this prospectus and any applicable prospectus supplement together with the additional information described under the heading “Where You Can Find More Information” and “Incorporation of Certain Documents by Reference” before buying any shares of our common stock offered in this offering.

No person has been authorized to give any information or make any representations in connection with this offering other than those contained or incorporated by reference in this prospectus in connection with the offering described in this prospectus, and, if given or made, such information or representations must not be relied upon as having been authorized by us. This prospectus shall not constitute an offer to sell or a solicitation of an offer to buy offered securities in any jurisdiction in which it is unlawful for such person to make such an offering or solicitation. Neither the delivery of this prospectus nor any sale made hereunder shall under any circumstances imply that the information contained or incorporated by reference in this prospectus is correct as of any date subsequent to the date of this prospectus or the date of the document incorporated by reference, as applicable. Our business, financial condition, results of operations and prospects may have changed since those dates.

This prospectus incorporates by reference market data and industry statistics and forecasts that are based on independent industry publications and other publicly available information. Although we believe these sources are reliable, we do not guarantee the accuracy or completeness of this information and we have not independently verified this information. In addition, the market and industry data and forecasts that may be included or incorporated by reference in this prospectus may involve estimates and assumptions, and these estimates involve risks and uncertainties and are subject to change based on various factors, including those discussed under the heading “Risk Factors” contained in this prospectus, and under similar headings in other documents that are incorporated by reference into this prospectus. Accordingly, investors should not place undue reliance on this information.

The selling stockholders may from time to time offer and sell, transfer or otherwise dispose of any or all of the shares of our common stock covered by this prospectus directly or through one or more underwriters, broker-dealers or agents on terms to be determined at the time of sale. A prospectus supplement may describe the terms of the plan of distribution and set forth the names of any underwriters involved in the sale of our common stock. See “Plan of Distribution” for more information.

For purposes of this prospectus, references to the terms “MBI,” “the Company,” “we,” “us” and “our” refer to Marrone Bio Innovations, Inc., unless the context otherwise requires.

Marrone Bio Innovations® and our logo are some of our trademarks used in this prospectus. This prospectus and the documents incorporated by reference herein also include trademarks, tradenames and service marks that are the property of other organizations. Solely for convenience, our trademarks and tradenames referred to in this prospectus appear without the ® and ™ symbols, but those references are not intended to indicate, in any way, that we will not assert, to the fullest extent under applicable law, our rights or the right of the applicable licensor to these trademarks and tradenames.

The registration statement containing this prospectus, including exhibits to the registration statement, provides additional information about us and the common stock offered under this prospectus. The registration statement can be read at the SEC’s website or at the SEC offices mentioned under the heading “Where You Can Find More Information.”

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About MBI

Our Company

We strive to lead the sustainable agriculture movement through the discovery, development, production and promotion of effective, efficient and environmentally responsible biological products for pest management, plant nutrition and plant health. We target the major markets that use conventional chemical pesticides and fertilizers, where our biological products are used as alternatives for, or mixed with, conventional products. We also target new markets for which there are no available conventional chemical products or where the use of conventional chemical products may not be desirable (including for organically certified crops) or permissible either because of health and environmental concerns, or because the development of pest resistance has reduced the efficacy of conventional chemical pesticides.

We sell our products through distributors and other commercial partners to growers who use our bioprotection products to manage pests and plant diseases, our plant health to reduce crop stress and both our plant health and bionutrition products to increase yields and quality. Out of our Davis, California facilities we have developed and commercialized several patent-protected product lines based on various active ingredients, which we refer to herein as our Marrone products, including our Regalia product line (based on the active ingredient knotweed), for controlling plant disease and increasing plant health, our Grandevo and Venerate product lines (based on two new species of bacteria, Chromobacterium subtsugae and Burkholderia rinojensis), each for insect and mite control, our Majestene product line and its turf and ornamentals counterpart brand Zelto (based on the same active ingredient bacterium in Venerate), each for nematode control, and our Stargus product line (based on a new strain of Bacillus nakamurai), for downy mildew and white mold control and increased plant health. In addition, in 2019, we acquired the peroxyacetic acid-based plant health product lines Jet-Ag and Jet-Oxide from Jet Harvest Solutions and through our 2019 acquisition of Pro Farm Technologies OY (“Pro Farm”), we added to our portfolio bionutrition and plant health product lines, which we refer to herein as our Pro Farm products, including UBP and Foramin.

Private Placement and Related Transactions

On April 29, 2020, we entered into a Warrant Exchange Agreement (the “Warrant Exchange Agreement”) with Ospraie Ag Science LLC (“Ospraie” or the “Lead Investor”), Ardsley Partners Renewable Energy Fund, L.P. (“Ardsley”), National Securities Corporation (“NSC”), Ivan Saval (“Mr. Saval, together with NSC, Ospraie and Ardsley, the “OAI Investors”), Ivy Science & Technology Fund (“IS&T”) and Ivy VIP Science & Technology (“Ivy VIP” and, together with IS&T, the “Waddell Investors,” and the Waddell Investors, together with the OAI Investors, the “Investors”).

Pursuant to the Warrant Exchange Agreement, the Investors exchanged certain previously issued and outstanding warrants (the “Prior Warrants”) to purchase an aggregate of up to 45,977,809 shares of the Company’s common stock for new warrants (the “Exchange Warrants”) to purchase an aggregate of up to 29,881,855 shares of common stock (the “Warrant Shares”). All of the Exchange Warrants were issued to the Investors upon execution of the Warrant Exchange Agreement on April 29, 2020.

The Exchange Warrants all have an initial exercise price of $0.75 per share, subject to potential weighted-average anti-dilution adjustments in the event of certain future securities issuances below the then current exercise price of the Exchange Warrants. The Exchange Warrants expire in five tranches, as follows: (i) May 1, 2020, with respect to 3,392,581 Warrant Shares, (ii) September 15, 2020, with respect to 2,714,065 Warrant Shares, (iii) December 15, 2020, with respect to 13,027,512 Warrant Shares, (iv) March 15, 2021, with respect to 5,862,380 Warrant Shares, and (v) and December 15, 2021 with respect to 4,885,317 Warrant Shares. As of the date of this prospectus, the Investors exercised 6,106,646 Warrant Shares subject to the first and second tranches, for an aggregate of approximately $4.6 million. The remaining three tranches of Exchange Warrants reflect an aggregate exercise price of approximately $17.8 million.

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The Prior Warrants held by the OAI Investors and exchanged pursuant to the Warrant Exchange Agreement were originally issued pursuant to private placement transactions on February 5, 2018 and pursuant to a warrant amendment and plan of reorganization agreement entered into on August 6, 2019, and were exercisable for an aggregate of 37,977,809 shares of common stock, of which 1,377,809 were exercisable prior to December 31, 2020 at a purchase price of $1.00 per share, 14,600,000 were exercisable prior to December 31, 2021 at a purchase price of $1.00 per share and 22,000,000 were exercisable prior to January 1, 2023 at a purchase price of $1.75 per share. The Prior Warrants held by the Waddell Investors and exchanged pursuant to the Warrant Exchange Agreement were originally issued pursuant to private placement and debt exchange transactions on August 20, 2015 and on February 5, 2018, respectively, and were exercisable for an aggregate of 8,000,000 shares of common stock, of which 4,000,000 were exercisable prior to December 31, 2020 at a purchase price of $1.25 per share and 4,000,000 were exercisable prior to August 23, 2023 at a purchase price of $1.91 per share.

The Exchange Warrants are exercisable in cash, provided that they may be exercised via cashless “net” exercise if the Company does not have a registration statement registering the shares underlying the Exchange Warrants effective as of March 31, 2021. In addition, the Company will redeem the Exchange Warrants upon the occurrence of any Fundamental Transaction (as defined in the Exchange Warrants), and the exercise price of the Exchange Warrants will be subject to weighted-average anti-dilution provisions.

In connection with the Warrant Exchange Agreement, the Company entered into a registration rights agreement (the “Registration Rights Agreement”) with the Investors pursuant to which the Company has agreed to file a registration statement with the Securities and Exchange Commission no later than December 31, 2020 covering the resale of the New Warrant Shares and to maintain the effectiveness of the registration statement until the date upon which the New Warrant Shares held by the Investors cease to be Registrable Securities (as that term is defined in the Registration Rights Agreement).

As of the date of this prospectus, 6,106,646 shares have been issued upon the exercise of the Exchanged Warrants, and additional Exchanged Warrants for the purchase of 23,775,209 shares remain issuable in connection with future exercise under Warrant Exchange Agreement.

This registration statement is in satisfaction of the contractual obligations pursuant to the Registration Rights Agreement to permit the selling stockholders to resell or otherwise dispose of the shares of our common stock previously issued and issuable upon exercise of the warrants to purchase shares of our common stock in the manner contemplated under “Plan of Distribution.”

Corporate Information

We were originally incorporated in the State of Delaware in June 2006 as Marrone Organic Innovations, Inc. We subsequently changed our name to Marrone Bio Innovations, Inc. in May 2009. Our corporate headquarters are located at 1540 Drew Avenue, Davis, California 95618. Our telephone number is (530) 750-2800 and our website address is www.marronebioinnovations.com. The information contained on, or that can be accessed through, our website is not incorporated by reference into this prospectus. We have included our web address as an inactive textual reference only. We make our Annual Reports on Form 10-K, Quarterly Reports on Form 10-Q, Current Reports on Form 8-K, and amendments to these reports available free of charge on our website as soon as reasonably practicable after we file these reports with the SEC.

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Risk Factors

Before you invest in our securities, in addition to the other information, documents or reports incorporated by reference in this prospectus and any prospectus supplement or other offering materials, you should carefully consider the risk factors in the section entitled “Risk Factors” in any prospectus supplement, as well as our most recent Annual Report on Form 10-K and in our Quarterly Reports on Form 10-Q filed subsequent to the Annual Report on Form 10-K, which are incorporated by reference into this prospectus and any prospectus supplement in their entirety, as the same may be amended, supplemented or superseded from time to time by other reports we file with the SEC in the future. Each of the risks described in these sections and documents could materially and adversely affect our business, financial condition, results of operations and prospects, and could result in a partial or complete loss of your investment.

Cautionary Note Regarding Forward Looking Information

This prospectus and the documents we incorporate by reference in this prospectus contain forward-looking statements that reflect our plans, estimates and beliefs. Forward-looking statements are identified by words such as “would,” “could,” “will,” “may,” “expect,” “believe,” “should,” “anticipate,” “outlook,” “if,” “future,” “intend,” “plan,” “estimate,” “predict,” “potential,” “targets,” “seek” or “continue” or the negative of these terms or similar expressions. You should read these statements carefully because they discuss future expectations, contain projections of future results of operations or financial condition or state other “forward-looking” information. These statements relate to our future plans, objectives, expectations, intentions and financial performance and the assumptions that underlie these statements, and are based on assumptions and assessments made by our management in light of its experience and its perception of historical trends, current conditions, expected future developments and other factors our management believes to be appropriate. These forward-looking statements are subject to certain risks and uncertainties that could cause actual results to differ materially from those discussed in the forward-looking statements, including those risks described or incorporated by reference in this prospectus under “Risk Factors” above.

Forward-looking statements included or incorporated by reference in this prospectus include, for example, statements about: the strategies, prospects, plans, expectations or objectives of management for future operations, the progress, scope or duration of the development of product candidates or programs, clinical trial plans, timelines and potential results, the benefits that may be derived from product candidates or the commercial or market opportunity in any target indication, our ability to protect intellectual property rights, the benefits of our recent acquisitions, our anticipated operations, financial position, revenues, costs or expenses, statements regarding future economic conditions or performance, the impact of COVID-19 on our operations, the Company’s use of proceeds from the PPP loan and whether any of the PPP loan will be eligible to be forgiven, the potential exercise of Company warrants, statements of belief and any statement of assumptions underlying any of the foregoing.

Any such forward-looking statements are not guarantees of future performance and actual results, developments and business decisions may differ from those contemplated by such forward-looking statements. We disclaim any duty to update any forward-looking statements. You should also carefully consider other information set forth in reports or other documents that we file with the SEC from time to time.

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Use of Proceeds

We will not receive any proceeds from the sale of the shares of our common stock previously issued and issuable upon exercise of the warrants to purchase shares of our common stock by the selling stockholders from time to time pursuant to this prospectus. The proceeds from the offering are solely for the account of the selling stockholders. See “Selling Stockholders.”

We will, however, receive proceeds in connection with the applicable exercise price of the warrants to purchase shares of our common stock, unless any of such warrants are exercised via cashless exercise to the extent provided for in the applicable warrant. We have also agreed to bear all fees and expenses incident to our obligation to register the shares of our common stock being offered by this prospectus.

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Description of COMMON STOCK

The following description of our common stock, together with the additional information we include in any applicable prospectus supplements, summarizes the material terms and provisions of our common stock that the selling stockholders may offer under this prospectus. It may not contain all the information that is important to you. For the complete terms of our common stock, please refer to our amended and restated certificate of incorporation and our amended and restated bylaws, which are incorporated by reference into the registration statement which includes this prospectus. The Delaware General Corporation Law, or DGCL, may also affect the terms of our common stock. While the terms we have summarized below will apply generally to any future common stock that the selling stockholders may offer, we will describe the particular terms of the offering in more detail in the applicable prospectus supplement. If we so indicate in a prospectus supplement, the terms of any security offered under that prospectus supplement may differ from the terms we describe below.

Our amended and restated certificate of incorporation provides for one class of common stock. In addition, our amended and restated certificate of incorporation authorizes shares of undesignated preferred stock, the rights, preferences and privileges of which may be designated from time to time by our board of directors.

Our authorized capital stock consists of 270,000,000 shares, all with a par value of $0.00001 per share, of which:

●	250,000,000 shares are designated as common stock; and

●	20,000,000 shares are designated as preferred stock.

As of November 30, 2020, we had outstanding 152,596,270 shares of common stock, held by 72 stockholders of record. As of November 30, 2020, we also had outstanding options to acquire 13,610,562 shares of our common stock with a weighted average exercise price of $2.31 per share, as well as restricted stock units outstanding for the issuance of an aggregate of 4,520,015 shares upon settlement held by current and former employees, directors and consultants. In addition, as of November 30, 2020, there were warrants outstanding for the purchase of an aggregate of 30,443,992 shares of common stock with a weighted average exercise price of $0.83 per share. Further, as of November 30, 2020, 267,858 shares of our common stock are available for issuance pursuant to awards made under the Marrone Bio Innovations, Inc. 2013 Stock Incentive Plan, as amended.

Voting Rights

Under our amended and restated certificate of incorporation, each share of our common stock entitles the holder to one vote with respect to each matter presented to our stockholders on which the holders of our common stock are entitled to vote. Subject to any rights that may be applicable to any then outstanding preferred stock, our common stock votes as a single class on all matters relating to the election and removal of directors on our board of directors and as provided by law. Holders of our common stock do not have cumulative voting rights. Except in respect of matters relating to the election and removal of directors on our board of directors and as otherwise provided in our amended and restated certificate of incorporation or required by law, all matters to be voted on by our stockholders must be approved by a majority of the shares present in person or by proxy at the meeting and entitled to vote on the subject matter. In the case of election of directors, all matters to be voted on by our stockholders must be approved by a plurality of the votes entitled to be cast by all shares of our common stock.

Dividends

Subject to preferences that may apply to any shares of preferred stock outstanding at the time, the holders of our common stock will be entitled to share equally, identically and ratably in any dividends that our board of directors may determine to issue from time to time. We have never paid cash dividends on our common stock. We do not anticipate paying periodic cash dividends on our common stock for the foreseeable future. Any future determination about the payment of dividends will be made at the discretion of our board of directors and will depend upon our earnings, if any, capital requirements, operating and financial conditions and on such other factors as the board of directors deems relevant.

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Liquidation Rights

In the event of any voluntary or involuntary liquidation, dissolution or winding up of our affairs, holders of our common stock would be entitled to share ratably in our assets that are legally available for distribution to stockholders after payment of our debts and other liabilities. If we have any preferred stock outstanding at such time, holders of the preferred stock may be entitled to distribution and/or liquidation preferences. In either such case, we must pay the applicable distribution to the holders of our preferred stock before we may pay distributions to the holders of our common stock.

Other Rights

Our stockholders have no preemptive, conversion or other rights to subscribe for additional shares of our common stock. All outstanding shares of our common stock are, and all shares of our common stock offered by this prospectus will be, when sold, validly issued, fully paid and nonassessable. The rights, preferences and privileges of the holders of our common stock will be subject to, and may be adversely affected by, the rights of the holders of shares of any series of our preferred stock that we may designate and issue in the future.

Listing

Our common stock is listed on the Nasdaq Capital Market under the symbol “MBII.”

Transfer Agent and Registrar

The transfer agent for our common stock is American Stock Transfer & Trust Company, LLC. Its address is 6201 15th Avenue, Brooklyn, New York 11219.

Certain Effects of Authorized but Unissued Stock

We have shares of common stock and preferred stock available for future issuance without stockholder approval. We may issue these additional shares for a variety of corporate purposes, including future public or private offerings to raise additional capital or to facilitate corporate acquisitions or for payment as a dividend on our capital stock. The existence of unissued and unreserved preferred stock may enable our board of directors to issue shares of preferred stock with terms that could render more difficult or discourage a third-party attempt to obtain control of us by means of a merger, tender offer, proxy contest or otherwise, thereby protecting the continuity of our management. In addition, if we issue preferred stock, the issuance could adversely affect the voting power of holders of common stock and the likelihood that holders of our common stock will receive dividend payments or payments upon liquidation.

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Additional Information Concerning Our COMMON Stock

Anti-Takeover Effects of Provisions of Our Charter Documents

Our amended and restated certificate of incorporation provides for our board of directors to be divided into three classes with staggered three-year terms. Only one class of directors will be elected at each annual meeting of our stockholders, with the other classes continuing for the remainder of their respective three-year terms. Because our stockholders do not have cumulative voting rights, our stockholders holding a majority of the shares of our common stock outstanding will be able to elect all of our directors. Our amended and restated certificate of incorporation and amended and restated bylaws provide that all stockholder actions must be effected at a duly called meeting of stockholders and not by a consent in writing, and that only our board of directors, chairman of the board, chief executive officer or president (in the absence of a chief executive officer) may call a special meeting of stockholders. Our amended and restated certificate of incorporation and amended and restated bylaws require a 66 2/3% stockholder vote for the removal of a director without cause or the rescission, alteration, amendment or repeal of the bylaws by stockholders, and our amended and restated bylaws require an 80% stockholder vote to amend the provisions of our bylaws relating to the election and classification of directors. The combination of the classification of our board of directors, the lack of cumulative voting and the 66 2/3% and 80% stockholder voting requirements will make it more difficult for our existing stockholders to replace our board of directors as well as for another party to obtain control of us by replacing our board of directors. Since our board of directors has the power to retain and discharge our officers, these provisions could also make it more difficult for existing stockholders or another party to effect a change in management. In addition, the authorization of undesignated preferred stock makes it possible for our board of directors to issue preferred stock with voting or other rights or preferences that could impede the success of any attempt to change our control.

Our amended and restated bylaws establish an advance notice procedure for stockholder proposals to be brought before an annual stockholders meeting, including proposed nominations of persons for election to our board of directors. At an annual stockholders meeting, stockholders may only consider proposals or nominations specified in the notice of meeting or otherwise properly brought before the meeting by our board of directors. Stockholders may also consider a proposal or nomination by a person who was a stockholder of record on the record date for the meeting, who is entitled to vote at the meeting and who has given to the Secretary of the Company timely written notice, in proper form, of his or her intention to bring that business before the annual stockholders meeting. The amended and restated bylaws do not give our board of directors the power to approve or disapprove stockholder nominations of candidates or proposals regarding other business to be conducted at a special or annual meeting of the stockholders. However our amended and restated bylaws may have the effect of precluding the conduct of business at a meeting if the proper procedures are not followed.

Our amended and restated bylaws also provide that only our board of directors, the chairperson of the board or the President may call a special meeting of stockholders. Because our stockholders do not have the right to call a special meeting, a stockholder could not force stockholder consideration of a proposal over the opposition of our board of directors by calling a special meeting of stockholders prior to such time as a majority of our board of directors, the chairperson of the board or the President believed the matter should be considered or until the next annual meeting provided that the requestor met the notice requirements. The restriction on the ability of stockholders to call a special meeting means that a proposal to replace the board also could be delayed until the next annual stockholders meeting.

These provisions may have the effect of deterring hostile takeovers or delaying changes in our control or management. These provisions are intended to enhance the likelihood of continued stability in the composition of our board of directors and its policies and to discourage certain types of transactions that may involve an actual or threatened acquisition of us. These provisions are designed to reduce our vulnerability to an unsolicited acquisition proposal. The provisions also are intended to discourage certain tactics that may be used in proxy fights. However, such provisions could have the effect of discouraging others from making tender offers for our shares and, as a consequence, they also may inhibit fluctuations in the market price of our common stock that could result from actual or rumored takeover attempts.

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Anti-Takeover Effects of Provisions of Delaware Law

We are subject to Section 203 of the DGCL, which prohibits a Delaware corporation from engaging in any business combination with any interested stockholder for a period of three years after the date that such stockholder became an interested stockholder, with the following exceptions:

●	before such date, the board of directors of the corporation approved either the business combination or the transaction that resulted in the stockholder becoming an interested stockholder;

●	upon completion of the transaction that resulted in the stockholder becoming an interested stockholder, the interested stockholder owned at least 85% of the voting stock of the corporation outstanding at the time the transaction began, excluding for purposes of determining the voting stock outstanding (but not the outstanding voting stock owned by the interested stockholder) those shares owned (i) by persons who are directors and also officers and (ii) employee stock plans in which employee participants do not have the right to determine confidentially whether shares held subject to the plan will be tendered in a tender or exchange offer; or

●	on or after such date, the business combination is approved by the board of directors and authorized at an annual or special meeting of the stockholders, and not by written consent, by the affirmative vote of at least 66 2/3% of the outstanding voting stock that is not owned by the interested stockholder.

In general, Section 203 defines business combination to include the following:

●	any merger or consolidation involving the corporation and the interested stockholder;

●	any sale, transfer, pledge or other disposition of 10% or more of the assets of the corporation involving the interested stockholder;

●	subject to certain exceptions, any transaction that results in the issuance or transfer by the corporation of any stock of the corporation to the interested stockholder;

●	any transaction involving the corporation that has the effect of increasing the proportionate share of the stock or any class or series of the corporation beneficially owned by the interested stockholder; or

●	the receipt by the interested stockholder of the benefit of any loans, advances, guarantees, pledges or other financial benefits by or through the corporation.

In general, Section 203 defines an “interested stockholder” as an entity or person who, together with the person’s affiliates and associates, beneficially owns, or within three years prior to the time of determination of interested stockholder status did own, 15% or more of the outstanding voting stock of the corporation.

Limitation of Liability and Indemnification

We have adopted provisions in our amended and restated certificate of incorporation that limit or eliminate the liability of our directors for monetary damages for breach of their fiduciary duties, except for liability that cannot be eliminated under the DGCL. Section 102(b)(7) of the DGCL, provides that a corporation may, in its original certificate of incorporation or an amendment thereto, eliminate or limit the personal liability of a director for violations of the director’s fiduciary duty, except (1) for any breach of the director’s duty of loyalty to the corporation or its stockholders, (2) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (3) pursuant to Section 174 of the DGCL, which provides for liability of directors for unlawful payments of dividends or unlawful stock purchases or redemptions or (4) for any transaction from which a director derived an improper personal benefit. Accordingly, our directors will not be personally liable for monetary damages for breach of their fiduciary duties as directors, except with respect to the following:

●	any breach of their duty of loyalty to us or our stockholders;

●	acts or omissions not in good faith or that involve intentional misconduct or a knowing violation of law;

●	unlawful payments of dividends or unlawful stock repurchases or redemptions as provided in Section 174 of the DGCL; or

●	any transaction from which the director derived an improper personal benefit.

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This limitation of liability does not apply to liabilities arising under the federal securities laws and does not affect the availability of equitable remedies such as injunctive relief or rescission. If Delaware law is amended to authorize the further elimination or limiting of director liability, then the liability of our directors will be eliminated or limited to the fullest extent permitted by Delaware law as so amended.

Section 145 of the DGCL provides that a corporation may indemnify any person, including an officer or director, who is, or is threatened to be made, party to any threatened, pending or completed legal action, suit or proceeding, whether civil, criminal, administrative or investigative, other than an action by or in the right of such corporation, by reason of the fact that such person was an officer, director, employee or agent of such corporation or is or was serving at the request of such corporation as an officer, director, employee or agent of another corporation or enterprise. The indemnity may include expenses (including attorneys’ fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by such person in connection with such action, suit or proceeding, provided such officer, director, employee or agent acted in good faith and in a manner he reasonably believed to be in, or not opposed to, the corporation’s best interest and, for criminal proceedings, had no reasonable cause to believe that his conduct was unlawful. A Delaware corporation may indemnify any officer or director in an action by or in the right of the corporation under the same conditions, except that no indemnification is permitted without judicial approval if the officer or director is adjudged to be liable to the corporation. Where an officer or director is successful on the merits or otherwise in the defense of any action referred to above, the corporation must indemnify him against the expenses that such officer or director actually and reasonably incurred.

Our amended and restated certificate of incorporation and our amended and restated bylaws provide that we shall indemnify our directors and executive officers and shall indemnify our other officers and employees and other agents to the fullest extent permitted by law. We believe that indemnification under our amended and restated bylaws covers at least negligence and gross negligence on the part of indemnified parties. Our amended and restated bylaws also permit us to secure insurance on behalf of any officer, director, employee or other agent for any liability arising out of his or her actions in this capacity, regardless of whether our amended and restated bylaws would permit indemnification.

In addition, we have entered and intend to continue to enter into separate indemnification agreements with certain of our directors and executive officers that are, in some cases, broader than the specific indemnification provisions provided by Delaware law and our charter documents, and may provide additional procedural protection. These agreements will require us, among other things, to:

●	indemnify officers and directors against certain liabilities that may arise because of their status as officers and directors;

●	advance expenses, as incurred, to officers and directors in connection with a legal proceeding subject to limited exceptions; and

●	cover officers and directors under any general or directors’ and officers’ liability insurance policy maintained by us.

We believe that these provisions and agreements are necessary to attract and retain qualified persons as directors and executive officers. Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers or persons controlling our company pursuant to the foregoing provisions, the opinion of the Securities and Exchange Commission is that such indemnification is against public policy as expressed in the Securities Act and is therefore unenforceable.

In addition, we maintain standard policies of insurance under which coverage is provided to our directors and officers against loss arising from claims made by reason of breach of duty or other wrongful act, and to us with respect to payments which may be made by us to such directors and officers pursuant to the above indemnification provisions or otherwise as a matter of law. We also make available standard life insurance and accidental death and disability insurance policies to our employees.

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SELLING STOCKHOLDERS

The common stock being offered by the selling stockholders are those previously issued and issuable to the selling stockholders upon exercise of the warrants to purchase shares of our common stock. For additional information regarding the issuances of those shares of common stock and warrants, see “About MBI—Private Placement and Related Transactions” above. We are registering the shares of common stock in order to permit the selling stockholders to offer the shares for resale or other disposition from time to time. In addition to the ownership of the shares of our common stock and warrants to purchase shares of our common stock that is the subject of this prospectus, certain of the selling stockholders have had material relationships with us within the past three years as disclosed in this prospectus and described below under “—Relationships with Certain Selling Stockholders.”

The table below lists the selling stockholders and other information regarding the beneficial ownership of the shares of common stock by each of the selling stockholders. The second column lists the number of shares of common stock beneficially owned by each selling stockholder, based on its ownership of the shares of common stock and warrants, as of November 30, 2020, assuming exercise of the warrants held by the selling stockholders on that date.

The third column lists the shares of common stock being offered by this prospectus by the selling stockholders.

In accordance with the terms of the Registration Rights Agreement with the selling stockholders, this prospectus generally covers the resale of at least the sum of (i) the maximum number of shares of common stock issued and (ii) the maximum number of shares of common stock issuable upon exercise of the related warrants, determined as if the outstanding warrants were exercised in full as of the trading day immediately preceding the date this registration statement was initially filed with the SEC, each as of the trading day immediately preceding the applicable date of determination and all subject to adjustment as provided in the Registration Rights Agreement. The fourth column assumes the sale of all of the shares offered by the selling stockholders pursuant to this prospectus, and the fifth column sets forth the applicable percentages assuming such sale.

Unless otherwise noted below, the address of each selling stockholder listed on the table is c/o Marrone Bio Innovations, Inc., 1540 Drew Avenue, Davis, California 95618.

Name of Selling Stockholder	Number of Shares of Common Stock Owned Prior to Offering	Maximum Number of Shares of Common Stock to be Sold Pursuant to this Prospectus	Number of Shares of Common Stock Owned After Offering	Percent of Shares of Common Stock Owned After Offering
Ospraie Ag Science LLC(1)	70,836,258	21,736,082	49,100,176	27.8%
Entities affiliated with Waddell & Reed Financial, Inc. (2)	27,798,548	3,397,156	24,401,392	13.8%
Ardsley Partners Renewable Energy Fund, L.P.(3)	17,310,767	3,780,185	13,530,582	7.7%
National Securities Corporation(4)	521,855	521,855	—	—
Ivan Saval(5)†	608,286	446,577	161,709	*

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*	Less than 1%.

†	The selling stockholder is an affiliate of a broker-dealer. The selling stockholder has represented to us that (1) he received the securities in the ordinary course of business and (2) at the time of the receipt of the securities, he had no agreements or understandings, directly or indirectly, with any person to distribute the securities. The address for the selling stockholder is c/o NSC, 200 Vesey Street, 25th Floor, New York, New York 10281.

(1)	Includes 53,542,155 shares of our common stock, 4,441,979 of which are being registered under this prospectus, and 17,294,103 shares of our common stock issuable upon exercise of warrants to purchase shares of our common stock, all of which are being registered under this prospectus. As reported in the Schedule 13D/A filed on May 1, 2020, Mr. Dwight Anderson is the Managing Member of Ospraie Ag Science LLC and, in such capacity, may be deemed to have voting and dispositive power over the securities held for the account of Ospraie Ag Science LLC. Ospraie Ag Science LLC disclaims any beneficial ownership in such securities. The address for each of Ospraie Ag Science LLC and Mr. Dwight Anderson is c/o Ospraie Management LLC, 437 Madison Avenue, 28th Floor, New York, New York 10022.

(2)	Includes 25,095,634 shares of our common stock, 654,323 of which are held by Ivy Science & Technology Fund (“ISTF”) and are being registered under this prospectus and 39,919 of which are held by Ivy VIP Science & Technology (“Ivy VIP”) and are being registered under this prospectus, and 2,702,914 shares of our common stock issuable upon exercise of warrants to purchase shares of our common stock, 2,547,496 of which are held by ISTF and are being registered under this prospectus and 155,418 of which are held by Ivy VIP and are being registered under this prospectus. The securities reported on herein are beneficially owned by one or more open-end investment companies or other managed accounts which are advised or sub-advised by Ivy Investment Management Company, or IICO, an investment advisory subsidiary of Waddell & Reed Financial, Inc., or WDR. The investment advisory contracts grant IICO all investment and/or voting power over securities owned by such advisory clients. The investment sub-advisory contracts grant IICO investment power over securities owned by such sub-advisory clients and, in most cases, voting power. Any investment restriction of a sub-advisory contract does not restrict investment discretion or power in a material manner. Therefore, IICO or WDR, because of its control relationship to IICO, may be deemed the beneficial owner of the securities covered by this statement under Rule 13d-3 of the Act. The address of the entities is 6300 Lamar Avenue Overland Park, Kansas 66202.

(3)	Includes 14,303,099 shares of our common stock, 772,517 of which are being registered under this prospectus, and 3,007,668 shares of our common stock issuable upon exercise of warrants to purchase shares of our common stock, all of which are being registered under this prospectus. As reported in the Schedule 13D/A filed on February 7, 2020, the securities reported on herein are beneficially owned by one or more open-end investment companies or other managed accounts which are owned, advised or sub-advised by Ardsley Advisory Partners LP, Ardsley Advisory Partners GP LLC, Ardsley Partners I GP LLC, Phillip J. Hempleman, Ardsley Partners Fund II, L.P., Ardsley Partners Advanced Healthcare Fund, L.P., Ardsley Partners Renewable Energy Fund, L.P., Ardsley Duckdive Fund, L.P. and Ardsley Ridgecrest Partners Fund, LP. The address for these entities is 262 Harbor Drive, 4th Floor, Stamford, Connecticut 06902.

(4)

Includes 106,646 shares of our common stock, all of which are being registered under this prospectus, and 415,209 shares of our common stock issuable upon exercise of warrants to purchase shares of our common stock, all of which are being registered under this prospectus. NSC is a broker-dealer and served as our exclusive placement agent and financial advisor with respect to the transactions contemplated by the Securities Purchase Agreement. The address for NSC is 200 Vesey Street, 25th Floor, New York, New York 10281.

(5)	Includes 252,971 shares of our common stock, 91,262 of which are being registered under this prospectus, and 355,315 shares of our common stock issuable upon exercise of warrants to purchase shares of our common stock, all of which are being registered under this prospectus.

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Relationships with Certain Selling Stockholders

Ospraie

On December 15, 2017, we entered into the Securities Purchase Agreement, pursuant to which Ospraie, among other investors, acquired the shares of common stock and shares issuable upon exercise of warrants to purchase common stock which were ultimately exchanged, along with the August 2019 Warrants, for warrants to purchase common stock pursuant to the Warrant Exchange Agreement and are being registered hereunder. See “Private Placement and Related Transactions.” The Securities Purchase Agreement includes customary representations and warranties, indemnification and covenants, and we have also agreed under the Securities Purchase Agreement, among other things, to grant Ospraie certain rights, including the right to designate two new directors to our board of directors, which became effective as of February 5, 2018, and the right to designate two additional directors to our board of directors as Class II directors at our 2018 Annual Meeting.

In connection with the transactions contemplated by the Securities Purchase Agreement, we also entered into a Voting and Lock-up Agreement, dated as of February 5, 2018, with affiliates of Ospraie, or the Ospraie Group, affiliates of Waddell, or the Waddell Group, affiliates of Ardsley Advisory Partners, or Ardsley, and such group, the Ardsley Group, and Pamela G. Marrone, currently a consultant of the Company and our Chairman of the Board, which we refer to here in as the Voting and Lock-up Agreement. Pursuant to the Voting and Lock-up Agreement, each party thereto agreed (i) for a period of 180 days following the date of such agreement (or until August 4, 2018) not to sell, transfer or otherwise dispose of their shares of our common stock and (ii) to vote their shares of our common stock in favor of two additional nominees to our board of directors as may designated by Ospraie at our 2018 annual meeting of stockholders, or the 2018 Annual Meeting, by written notice delivered no later than three business days prior to the date thereof.

On August 6, 2019, the Company entered into a warrant amendment and plan of reorganization agreement (“Warrant Reorganization Agreement”) with certain holders of the February 2018 Warrants. Pursuant to the Warrant Reorganization Agreement, the Company agreed to extend the expiration date under the February 2018 Warrants held by such holders from December 2020 to December 2021, and the holders agreed, at any time the Company’s stock trades above $1.00 and upon request by the Company, to exercise up to 36,600,000 shares under their respective February 2018 Warrants, in consideration for the delivery of (x) the shares subject to the February 2018 Warrants so exercised and (y) the delivery of new warrants (“August 2019 Warrants”) to purchase such additional number of shares of common stock equal to the amount of shares so exercised and delivered under February 2018 Warrants. The August 2019 Warrants, along with the February 2018 Warrants, were ultimately exchanged for warrants to purchase common stock pursuant to the Warrant Exchange Agreement and are being registered hereunder. See “Private Placement and Related Transactions.” Each August 2019 Warrant issued under the Warrant Reorganization Agreement had a term expiring on January 1, 2023, an exercise price of $1.75 per share, and were first exercisable 180 days after issuance.

In connection with the Warrant Reorganization Agreement, we entered into a registration rights agreement with the investors party thereto (the “Registration Rights Agreement”), pursuant to which we agreed to file a registration statement with the SEC no later than March 31, 2020 covering the resale of the common stock issuable upon exercise of the August 2019 Warrants and to maintain the effectiveness of the registration statement until the date upon which the shares of common stock issuable upon the exercise of the August 2019 Warrants held by the Investors cease to be registrable securities.

On April 29, 2020, we entered into the Warrant Exchange Agreement, pursuant to which Ospraie, among other investors, acquired the shares issuable upon exercise of warrants to purchase common stock which are being registered hereunder. See “Private Placement and Related Transactions.”

Ardsley

Prior to Ardsley’s purchase of 6,666,667 Units pursuant to the Securities Purchase Agreement, as described above, Ardsley was an existing holder of 3,681,580 shares of our common stock, which was purchased by Ardsley in April 2017 in connection with our underwritten public offering of shares of our common stock.

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As described above, we have also entered into the Voting and Lock-up Agreement with the parties thereto, including the Ardsley Group, in connection with the election of the two additional directors to our board of directors designated by Ospraie at our 2018 Annual Meeting.

As described above, on August 6, 2019, the Company entered into the Warrant Reorganization Agreement with certain holders of the February 2018 Warrants, including Ardsley. Pursuant to the Warrant Reorganization Agreement, the Company agreed to extend the expiration date under the February 2018 Warrants held by such holders from December 2020 to December 2021, and the holders agreed, at any time the Company’s stock trades above $1.00 and upon request by the Company, to exercise up to 36,600,000 shares under their respective February 2018 Warrants, in consideration for the delivery of (x) the shares subject to the February 2018 Warrants so exercised and (y) the delivery of new warrants (“August 2019 Warrants”) to purchase such additional number of shares of common stock equal to the amount of shares so exercised and delivered under February 2018 Warrants. The August 2019 Warrants, along with the February 2018 Warrants, were ultimately exchanged for warrants to purchase common stock pursuant to the Warrant Exchange Agreement and are being registered hereunder. See “Private Placement and Related Transactions.” Each August 2019 Warrant issued under the Warrant Reorganization Agreement had a term expiring on January 1, 2023, an exercise price of $1.75 per share, and were first exercisable 180 days after issuance.

As described above, in connection with the Warrant Reorganization Agreement, we entered into the Registration Rights Agreement, pursuant to which we agreed to file a registration statement with the SEC no later than March 31, 2020 covering the resale of the common stock issuable upon exercise of the August 2019 Warrants and to maintain the effectiveness of the registration statement until the date upon which the shares of common stock issuable upon the exercise of the August 2019 Warrants held by the Investors cease to be registrable securities.

On April 29, 2020, we entered into the Warrant Exchange Agreement, pursuant to which Ardsley, among other investors, acquired the shares issuable upon exercise of warrants to purchase common stock which are being registered hereunder. See “Private Placement and Related Transactions.”

Waddell

On February 5, 2018, we converted $35,000,000 aggregate principal amount of the Waddell Notes (as defined below) into an aggregate of 20,000,000 shares our common stock and 4,000,000 warrants to purchase shares of our common stock, which were immediately exercisable upon issuance until December 31, 2020, at an initial exercise price of $1.25, pursuant to an amendment, dated December 15, 2017, to the senior secured promissory notes, dated as of August 20, 2015, in an aggregate principal amount of $40,000,000, or the Waddell Notes, issued and sold to Ivy Science & Technology Fund, Waddell & Reed Advisors Science & Technology Fund and Ivy VIP Science & Technology, which we collectively refer to herein as Waddell. We refer to the foregoing conversion herein as the Waddell Debt Conversion.

Prior to the Waddell Debt Conversion (see “Private Placement and Related Transactions”), the Waddell Investors were existing holders of an aggregate of 4,714,192 shares of our common stock and an existing lender pursuant to the Waddell Notes, $35,000,000 aggregate principal amount of which was converted into an aggregate of 20,000,000 shares our common stock and 4,000,000 warrants to purchase shares of our common stock pursuant to the Waddell Debt Conversion.

As discussed above, we have also entered into the Voting and Lock-up Agreement with the parties thereto, including Waddell, in connection with the election of the two additional directors to our board of directors designated by Ospraie at our 2018 Annual Meeting.

On April 29, 2020, we entered into the Warrant Exchange Agreement, pursuant to which Waddell, among other investors, acquired the shares issuable upon exercise of warrants to purchase common stock which are being registered hereunder. See “Private Placement and Related Transactions.”

NSC

In addition to acting as our exclusive placement agent and financial advisor with respect to the transactions contemplated by the Securities Purchase Agreement, NSC acted as sole underwriter for our public offering of 6,571,429 shares of common stock (including the exercise in full of NSC’s option to purchase additional shares) at a public offering price of $1.40 per share in April 2017 and received compensation in the form of underwriting discounts and commissions of $0.112 per share in connection therewith. NSC also acted as sole underwriter for our public offering of 8,366,250 shares of common stock (including the exercise in full of NSC’s option to purchase additional shares) at a public offering price of $1.65 per share in April 2018 and received compensation in the form of underwriting discounts and commissions of $0.10 per share in connection therewith. Accordingly, NSC received an aggregate of $796,000 and $2,391,625 in fees, underwriting discounts and commissions from us in 2017 and 2018, respectively.

On April 29, 2020, we entered into the Warrant Exchange Agreement, pursuant to which NSC, among other investors, acquired the shares issuable upon exercise of warrants to purchase common stock which are being registered hereunder. See “Private Placement and Related Transactions.”

From time to time in the ordinary course of business, NSC and its respective affiliates has performed and may continue to perform various commercial banking, financial advisory, investment banking and other financial services for us, for which it will receive customary fees and reimbursement of expenses.

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PLAN OF DISTRIBUTION

We are registering the shares of common stock previously issued and issuable upon exercise of the warrants to purchase shares of our common stock to permit the resale of these shares of common stock by the holders thereof and holders of the shares of common stock and warrants from time to time after the date of this prospectus. We will receive proceeds in connection with the applicable exercise price of the warrants to purchase shares of our common stock, unless any of such warrants will be exercised via cashless exercise to the extent provided for in the applicable warrant. Other than such exercise price, we will not receive any of the proceeds from the sale by the selling stockholders of the shares of common stock. We will bear all fees and expenses incident to our obligation to register the shares of common stock.

The selling stockholders may sell all or a portion of the shares of common stock beneficially owned by them and offered hereby from time to time directly or through one or more underwriters, broker-dealers or agents. If the shares of common stock are sold through underwriters or broker-dealers, the selling stockholders will be responsible for underwriting discounts or commissions or agent’s commissions. The shares of common stock may be sold in one or more transactions at fixed prices, at prevailing market prices at the time of the sale, at varying prices determined at the time of sale, or at negotiated prices. These sales may be effected in transactions, which may involve crosses or block transactions:

●	on any national securities exchange or quotation service on which the securities may be listed or quoted at the time of sale;

●	in the over-the-counter market;

●	in transactions otherwise than on these exchanges or systems or in the over-the-counter market;

●	through the writing of options, whether such options are listed on an options exchange or otherwise;

●	ordinary brokerage transactions and transactions in which the broker-dealer solicits purchasers;

●	block trades in which the broker-dealer will attempt to sell the shares as agent but may position and resell a portion of the block as principal to facilitate the transaction;

●	purchases by a broker-dealer as principal and resale by the broker-dealer for its account;

●	an exchange distribution in accordance with the rules of the applicable exchange;

●	privately negotiated transactions;

●	short sales;

●	sales pursuant to Rule 144;

●	broker-dealers may agree with the selling securityholders to sell a specified number of such shares at a stipulated price per share;

●	a combination of any such methods of sale; and

●	any other method permitted pursuant to applicable law.

If the selling stockholders effect such transactions by selling shares of common stock to or through underwriters, broker-dealers or agents, such underwriters, broker-dealers or agents may receive commissions in the form of discounts, concessions or commissions from the selling stockholders or commissions from purchasers of the shares of common stock for whom they may act as agent or to whom they may sell as principal (which discounts, concessions or commissions as to particular underwriters, broker-dealers or agents may be in excess of those customary in the types of transactions involved). In connection with sales of the shares of common stock or otherwise, the selling stockholders may enter into hedging transactions with broker-dealers, which may in turn engage in short sales of the shares of common stock in the course of hedging in positions they assume. The selling stockholders may also sell shares of common stock short and deliver shares of common stock covered by this prospectus to close out short positions and to return borrowed shares in connection with such short sales. The selling stockholders may also loan or pledge shares of common stock to broker-dealers that in turn may sell such shares.

The selling stockholders may pledge or grant a security interest in some or all of the warrants or shares of common stock owned by them and, if they default in the performance of their secured obligations, the pledgees or secured parties may offer and sell the shares of common stock from time to time pursuant to this prospectus or any amendment to this prospectus under Rule 424(b)(3) or other applicable provision of the Securities Act, amending, if necessary, the list of selling stockholders to include the pledgee, transferee or other successors in interest as selling stockholders under this prospectus. The selling stockholders also may transfer and donate the shares of common stock in other circumstances in which case the transferees, donees, pledgees or other successors in interest will be the selling beneficial owners for purposes of this prospectus.

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The selling stockholders and any broker-dealer participating in the distribution of the shares of common stock may be deemed to be “underwriters” within the meaning of the Securities Act, and any commission paid, or any discounts or concessions allowed to, any such broker-dealer may be deemed to be underwriting commissions or discounts under the Securities Act. At the time a particular offering of the shares of common stock is made, a prospectus supplement, if required, will be distributed which will set forth the aggregate amount of shares of common stock being offered and the terms of the offering, including the name or names of any broker-dealers or agents, any discounts, commissions and other terms constituting compensation from the selling stockholders and any discounts, commissions or concessions allowed or reallowed or paid to broker-dealers.

Under the securities laws of some states, the shares of common stock may be sold in such states only through registered or licensed brokers or dealers. In addition, in some states the shares of common stock may not be sold unless such shares have been registered or qualified for sale in such state or an exemption from registration or qualification is available and is complied with.

There can be no assurance that any selling stockholder will sell any or all of the shares of common stock registered pursuant to the registration statement, of which this prospectus forms a part.

The selling stockholders and any other person participating in such distribution will be subject to applicable provisions of the Securities Exchange Act of 1934, as amended, or the Exchange Act, and the rules and regulations thereunder, including, without limitation, Regulation M of the Exchange Act, which may limit the timing of purchases and sales of any of the shares of common stock by the selling stockholders and any other participating person. Regulation M may also restrict the ability of any person engaged in the distribution of the shares of common stock to engage in market-making activities with respect to the shares of common stock. All of the foregoing may affect the marketability of the shares of common stock and the ability of any person or entity to engage in market-making activities with respect to the shares of common stock.

We will pay all expenses of the registration of the shares of common stock pursuant to the registration rights agreement, estimated to be approximately $40,000 in total, including, without limitation, SEC filing fees and expenses of compliance with state securities or “blue sky” laws; provided, however, that a selling stockholder will pay all underwriting discounts and selling commissions, if any. We will indemnify the selling stockholders against liabilities, including some liabilities under the Securities Act, in accordance with the registration rights agreements, or the selling stockholders will be entitled to contribution. We may be indemnified by the selling stockholders against civil liabilities, including liabilities under the Securities Act, that may arise from any written information furnished to us by the selling stockholder specifically for use in this prospectus, in accordance with the Registration Rights Agreement, or we may be entitled to contribution.

Once sold under the registration statement, of which this prospectus forms a part, the shares of common stock will be freely tradable in the hands of persons other than our affiliates.

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Legal Matters

The validity of the securities being offered by this prospectus will be passed upon by Morrison & Foerster LLP of San Francisco, California. Additional legal matters may be passed upon for us or any underwriters, dealers or agents, by counsel that we will name in an applicable prospectus supplement.

Experts

Marcum LLP, independent registered public accounting firm, has audited our consolidated financial statements included in our Annual Report on Form 10-K for the fiscal year ended December 31, 2019, and the effectiveness of our internal control over financial reporting as of December 31, 2019, as set forth in their reports, which are included in our Annual Report on Form 10-K for the fiscal year ended December 31, 2019 and incorporated by reference in this registration statement. Our consolidated financial statements are incorporated by reference in reliance on Marcum LLP’s reports given on their authority as experts in accounting and auditing.

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Where You Can Find More Information

We are a reporting company and file annual, quarterly and current reports, proxy statements and other information with the SEC. You may read and copy these reports, proxy statements and other information at the SEC’s public reference rooms at 100 F Street, N.E., Room 1580, Washington, D.C. 20549. You can request copies of these documents by writing to the SEC and paying a fee for the copying cost. Please call the SEC at 1-800-SEC-0330 for more information about the operation of the public reference rooms. The SEC also maintains a website that contains reports, proxy and information statements and other information about issuers, such as us, who file electronically with the SEC. The address of that website is www.sec.gov.

We maintain a website at www.marronebioinnovations.com. Webcasts of presentations we make at certain conferences may also be available on our website from time to time. The information contained on, or that can be accessed through, our website is not incorporated by reference into this prospectus. We have included our web address as an inactive textual reference only.

We have filed a registration statement on Form S-3 with the SEC relating to the securities covered by this prospectus. This prospectus is a part of the registration statement and does not contain all of the information in the registration statement. You may review a copy of the registration statement at the SEC’s public reference room in Washington, D.C., as well as through the SEC’s website at www.sec.gov.

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Incorporation of Certain Documents By Reference

The SEC allows us to “incorporate by reference” the information we file with it, which means that we can disclose important information to you by referring you to those documents. The information incorporated by reference is considered to be part of this prospectus. In addition, information we file with the SEC in the future will automatically update and supersede information contained in this prospectus and any accompanying prospectus supplement.

This prospectus incorporates by reference the documents set forth below that we have previously filed with the SEC:

●	our Annual Report on Form 10-K for the year ended December 31, 2020 filed with the SEC on March 16, 2020;

●	our Quarterly Reports on Form 10-Q for the fiscal quarter ended March 31, 2020, filed with the SEC on May 11, 2020, the fiscal quarter ended June 30, 2020, filed with the SEC on August 10, 2020 and the fiscal quarter ended September 30, 2020, filed with the SEC on November 9, 2020;

●	our Current Reports on Form 8-K filed with the SEC on January 9, 2020, March 11, 2020, April 17, 2020, April 24, 2020, April 30, 2020, May 5, 2020, July 6, 2020, July 24, 2020, August 11, 2020, September 23, 2020 and November 2, 2020, respectively; and

●	the description of our common stock contained in our Registration Statement on Form 8-A (File No. 001-36030), filed with the SEC on July 29, 2013, pursuant to Section 12(b) of the Exchange Act, including any amendment or report filed for the purpose of updating such description.

We also incorporate by reference into this prospectus additional documents that we may file with the SEC under Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act after the date of the initial registration statement and prior to effectiveness of the registration statement, excluding, in each case, information deemed furnished and not filed until the termination of the offering of the securities described in this prospectus. Any statements contained in a previously filed document incorporated by reference into this prospectus is deemed to be modified or superseded for purposes of this prospectus to the extent that a statement contained in this prospectus, or in a subsequently filed document also incorporated by reference herein, modifies or supersedes that statement.

We will provide to you at no cost a copy of any and all of the information incorporated by reference into the registration statement of which this prospectus is a part. You may make a request for copies of this information in writing or by telephone. Requests should be directed to:

Marrone Bio Innovations, Inc.

1540 Drew Avenue

Davis, California 95618

Attn: Keith Helash, Chief Executive Officer

(530) 750-2800

Exhibits to the filings will not be sent, however, unless those exhibits have specifically been incorporated by reference in this prospectus.

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PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

Item 14. Other expenses of issuance and distribution

The following table sets forth all expenses, other than the underwriting discounts and commissions, payable by us in connection with this offering. All the amounts shown are estimates except for the SEC registration fee and FINRA fee.

SEC registration fee	$4,043
FINRA fee	6,058
Accounting fees and expenses	4,500	*
Legal fees and expenses	25,000	*
Total	$39,601	*

* Estimated solely for purposes of this Item. Actual expenses may vary.

Item 15. Indemnification of Directors and Officers

Section 102(b)(7) of the Delaware General Corporation Law, or DGCL, provides that a corporation may, in its original certificate of incorporation or an amendment thereto, eliminate or limit the personal liability of a director for violations of the director’s fiduciary duty, except (1) for any breach of the director’s duty of loyalty to the corporation or its stockholders, (2) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (3) pursuant to Section 174 of the DGCL, which provides for liability of directors for unlawful payments of dividends or unlawful stock purchases or redemptions or (4) for any transaction from which a director derived an improper personal benefit.

Section 145 of the DGCL provides that a corporation may indemnify any person, including an officer or director, who is, or is threatened to be made, party to any threatened, pending or completed legal action, suit or proceeding, whether civil, criminal, administrative or investigative, other than an action by or in the right of such corporation, by reason of the fact that such person was an officer, director, employee or agent of such corporation or is or was serving at the request of such corporation as an officer, director, employee or agent of another corporation or enterprise. The indemnity may include expenses (including attorneys’ fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by such person in connection with such action, suit or proceeding, provided such officer, director, employee or agent acted in good faith and in a manner he reasonably believed to be in, or not opposed to, the corporation’s best interest and, for criminal proceedings, had no reasonable cause to believe that his conduct was unlawful. A Delaware corporation may indemnify any officer or director in an action by or in the right of the corporation under the same conditions, except that no indemnification is permitted without judicial approval if the officer or director is adjudged to be liable to the corporation. Where an officer or director is successful on the merits or otherwise in the defense of any action referred to above, the corporation must indemnify him against the expenses that such officer or director actually and reasonably incurred.

Our amended and restated certificate of incorporation as currently in effect provides for the indemnification of directors to the fullest extent permissible under Delaware law.

Our amended and restated bylaws as currently in effect provide for the indemnification of officers and directors acting on our behalf if this person acted in good faith and in a manner reasonably believed to be in and not opposed to our best interest, and, with respect to any criminal action or proceeding, the indemnified party had no reason to believe his or her conduct was unlawful.

In addition, we have entered into separate indemnification agreements with certain of our executive officers and directors. Such agreements may require us, among other things, to advance expenses and otherwise indemnify our executive officers and directors against certain liabilities that may arise by reason of their status or service as executive officers or directors, to the fullest extent permitted by law. We intend to enter into indemnification agreements with any new directors and executive officers in the future.

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We have purchased and intend to maintain insurance on behalf of us and any person who is or was a director or officer against any loss arising from any claim asserted against him or her and incurred by him or her in that capacity, subject to certain exclusions and limits of the amount of coverage.

Item 16. Exhibits and Financial Statement Schedules

See the Exhibit Index included immediately prior to the signature page of this registration statement, which is incorporated by reference herein.

Item 17. Undertakings

(a)	The undersigned registrant hereby undertakes:

(1)	To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i) To include any prospectus required by section 10(a)(3) of the Securities Act of 1933;

(ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the SEC pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20 percent change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement; and

(iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

Provided, however, that paragraphs (a)(1)(i), (a)(1)(ii) and (a)(1)(iii) above do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the Commission by the registrant pursuant to section 13 or section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement, or is contained in a form of prospectus filed pursuant to Rule 424(b) that is part of the registration statement.

(2)	That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3)	To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(4)	That, for the purpose of determining liability under the Securities Act of 1933 to any purchaser:

(A) Each prospectus filed by the registrant pursuant to Rule 424(b)(3) shall be deemed to be part of the registration statement as of the date the filed prospectus was deemed part of and included in the registration statement; and

(B) Each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5), or (b)(7) as part of a registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i), (vii), or (x) for the purpose of providing the information required by section 10(a) of the Securities Act of 1933 shall be deemed to be part of and included in the registration statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus. As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which that prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

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Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such effective date.

(5)	That, for the purpose of determining liability of the registrant under the Securities Act of 1933 to any purchaser in the initial distribution of securities:

The undersigned registrant undertakes that in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(i) Any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424;

(ii) Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;

(iii) The portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and

(iv) Any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.

(b)	The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant’s annual report pursuant to section 13(a) or section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(c)	Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act of 1933 and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act of 1933 and will be governed by the final adjudication of such issue.

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EXHIBIT INDEX

Exhibit Number	Description
3.1	Fourth Amended and Restated Certificate of Incorporation of Marrone Bio Innovations, Inc. (incorporated by reference to Exhibit 3.1 to the Company’s Annual Report on Form 10-K, as filed with the SEC on March 25, 2014)

3.2	Fifth Amended and Restated Bylaws of Marrone Bio Innovations, Inc. (incorporated by reference to Exhibit 3.1 to the Company’s Current Report on Form 8-K, as filed with the SEC on April 26, 2019)

4.1	Form of Common Stock Certificate (incorporated by reference to Exhibit 4.1 to the Company’s Form S-1/A, as filed with the SEC on July 22, 2013)

4.2	Form of Warrant issued pursuant to Warrant Exchange Agreement (incorporated by reference to Exhibit 4.1 to the Company’s Current Report on Form 8-K filed with the SEC on April 30, 2020)

10.6	Warrant Exchange Agreement dated as of April 29, 2020, by and among Marrone Bio Innovations, Inc., Ospraie Ag Science LLC, Ardsley Partners Renewable Energy Fund, L.P., National Securities Corporation, Ivan Saval, Ivy Science & Technology Fund and Ivy VIP Science & Technology (incorporated by reference to Exhibit 10.1 to the Company’s Current Report on Form 8-K filed with the SEC on April 30, 2020)

10.7	Registration Rights Agreement, dated as of April 29, 2020, by and among the Company and the Investors named therein (incorporated by reference to Exhibit 10.2 to the Company’s Current Report on Form 8-K filed with the SEC on April 30, 2020)

5.1	Opinion of Morrison & Foerster LLP

23.1	Consent of Marcum LLP, Independent Registered Public Accounting Firm

23.2	Consent of Morrison & Foerster LLP (included in Exhibit 5.1)

24.1	Power of Attorney (included on signature page)

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SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Davis, State of California, on the 11th day of December, 2020.

Marrone Bio Innovations, Inc.

By:	/s/ Kevin Helash
Kevin Helash
Chief Executive Officer

KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below, constitutes and appoints Kevin Helash as her or his true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution, for her or him and in her or his name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement, and to sign any registration statement for the same offering covered by this Registration Statement that is to be effective upon filing pursuant to Rule 462(b) promulgated under the Securities Act of 1933, as amended, and all post-effective amendments thereto, and to file the same, with all exhibits thereto and all documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorney-in-fact and agent, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as she or he might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agent, or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ Kevin Helash	Chief Executive Officer and Director	December 11, 2020
Kevin Helash	(Principal Executive Officer)

/s/ James B. Boyd	Chief Financial Officer and President	December 11, 2020
James B. Boyd	(Principal Financial Officer and Principal Accounting Officer)

/s/ Robert A. Woods	Chairman of the Board	December 11, 2020
Robert A. Woods

/s/ Pamela Marrone	Director	December 11, 2020
Pamela Marrone, Ph.D.

/s/ Yogesh Mago	Director	December 11, 2020
Yogesh Mago

/s/ Keith McGovern	Director	December 11, 2020
Keith McGovern

/s/ Zachary S. Wochok	Director	December 11, 2020
Zachary S. Wochok, Ph.D.

/s/ Lara L. Lee	Director	December 11, 2020
Lara L. Lee

/s/ Stuart Woolf	Director	December 11, 2020
Stuart Woolf

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